Exhibit 99.1

Prospect Capital Reports
June 2017 Annual and Quarterly Results and
Declares Distributions for October and November 2017
NEW YORK - (GLOBE NEWSWIRE) - August 28, 2017 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal year and fourth fiscal quarter ended June 30, 2017.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Net Investment Income (“NII”)	$69,678	$73,080	$91,367
Interest as % of Total Investment Income	96.3%	94.6%	90.6%

NII per Share	$0.19	$0.20	$0.26

Net Income (“NI”)	$51,168	$19,492	$95,157
NI per Share	$0.14	$0.05	$0.27

Distributions to Shareholders	$89,998	$89,892	$89,190
Distributions per Share	$0.25	$0.25	$0.25

NAV per Share at Period End	$9.32	$9.43	$9.62

Net of Cash Debt to Equity Ratio	70.5%	75.6%	69.6%
For the June 2017 quarter, we earned net investment income (“NII”) of $69.7 million, or $0.19 per weighted average share, down $0.01 from the March 2017 quarter. Carrying out our plan to reduce risk decreased originations, structuring fees, and management fees.
Executing our strategy to preserve capital, reduce risk, and avoid “chasing yield” through investments deemed too risky with a poor risk/return profile at this point in the economic cycle, we reduced originations this quarter to about half the levels of the prior quarter. We remain committed to our historic credit discipline. We currently have a robust pipeline of potential investments in our target range for credit quality and yield. We believe our disciplined approach to credit will serve us well in the coming years, just as that disciplined approach has served us well in past years.
In the June 2017 quarter we also implemented our objective to reduce risk by decreasing our net debt to equity ratio from 75.6% at March 2017 to 70.5% at June 2017.
For the June 2017 quarter, our net income (“NI”) was $51.2 million, or $0.14 per weighted average share, an increase of $0.09 from the March 2017 quarter. Lower management fees and improvement in unrealized depreciation in our energy, consumer finance, and structured credit investments in the June 2017 quarter over the March 2017 quarter contributed to increased NI.
Our interest income as a percentage of total investment income increased to 96.3% in the June 2017 quarter, further reducing the contribution of one-time structuring fees in favor of recurring interest income.

All amounts in $000’s except per share amounts	Year Ended June 30, 2017	Year Ended June 30, 2016

Net Investment Income (“NII”)	$306,082	$371,128
NII per Share	$0.85	$1.04

Net Income (“NI”)	$252,906	$103,362
NI per Share	$0.70	$0.29

Distributions to Shareholders	$358,987	$356,110
Distributions per Share	$1.00	$1.00

NAV per Share at Year End	$9.32	$9.62

For the year ended June 30, 2017, we earned NII of $306.1 million, or $0.85 per weighted average share, down $0.19 from the prior year. For the year ended June 30, 2017, we earned NI of $252.9 million, or $0.70 per weighted average share, up $0.41 from the prior year.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for September 2017 to September 29, 2017 record holders with October 19, 2017 payment date; and

•	$0.06 per share for October 2017 to October 31, 2017 record holders with November 22, 2017 payment date.
These distributions mark Prospect’s 110th and 111th consecutive cash distributions to shareholders.

Based on the declarations above, Prospect’s closing stock price of $7.13 at August 25, 2017 delivers to shareholders a 10.1% dividend yield.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our October 2017 distribution will have distributed $16.07 per share to original shareholders, exceeding $2.3 billion in cumulative distributions to all shareholders.

Prospect expects to declare November 2017, December 2017, and January 2018 distributions in November 2017.

PORTFOLIO AND INVESTMENT ACTIVITY
We continue to prioritize secured lending. At June 30, 2017, March 31, 2017, and June 30, 2016, our portfolio consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2017	March 31, 2017	June 30, 2016

Total Investments (at fair value)	$5,838,305	$6,024,766	$5,897,708
Number of Portfolio Companies	121	125	125
% Controlled Investments (at fair value)	32.7%	31.4%	29.7%

Secured First Lien	48.3%	48.8%	50.0%
Secured Second Lien	19.1%	20.5%	20.6%
Structured Credit	18.5%	17.8%	17.1%
Equity Investments	13.2%	12.0%	10.9%
Unsecured Debt	0.8%	0.7%	1.2%
Small Business Whole Loans	0.1%	0.2%	0.2%

Annualized Current Yield(1)	12.2%	12.3%	13.2%

Top Industry Concentration(2)	10.7%	9.6%	8.2%

Energy Industry Concentration(2)	2.4%	2.6%	3.1%

Non-Accrual Loans as % of Total Assets	2/5/2003	1.4%	1.4%
Non-Accrual Loans as % of Total Assets, Energy Industry	0.2%	0.3%	0.5%

Weighted Average Portfolio Net Leverage(4)	4.19x	4.15x	4.18x
Weighted Average Portfolio EBITDA	$48,340	$49,425	$48,138

(1)	Across all performing interest bearing investments.

(2)	Excluding our underlying industry-diversified structured credit portfolio.

(3)	Includes 1.3% from USC, which timely paid income-producing, contractual interest to us in June 2017 quarter.

(4)	Through our investment in the portfolio company’s capital structure.

During the June 30, 2017 and March 31, 2017 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	June 30, 2017	March 31, 2017

Total Originations	$223,176	$449,607

Structured Credit	32%	2%
Third-Party Sponsor Deals	31%	66%
Syndicated Debt	31%	12%
Online Lending	4%	6%
Real Estate	1%	10%
Operating Buyouts	1%	4%

Total Repayments	$352,043	$302,513
Originations, Net of Repayments	$(128,867)	$147,094

During the years ended June 30, 2017 and June 30, 2016, our investment origination and repayment activity was as follows:

All amounts in $000’s	Year Ended	Year Ended
	June 30, 2017	June 30, 2016

Total Originations	$1,489,470	$979,102

Structured Credit	12%	10%
Third-Party Sponsor Deals	38%	44%
Syndicated Debt	27%	12%
Online Lending	12%	31%
Real Estate	8%	2%
Operating Buyouts	2%	1%
Aircraft Leasing	1%	--

Total Repayments	$1,413,882	$1,338,875
Originations, Net of Repayments	$75,588	($359,773)

For a listing of transactions completed during the quarter and fiscal year, please see section titled “Portfolio Investment Activity” in our form 10-K for the year ended June 30, 2017.

We have invested in structured credit investments with individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At June 30, 2017, March 31, 2017, and June 30, 2016, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2017	March 31, 2017	June 30, 2016

Total Structured Credit Investments	$1,079,712	$1,072,517	$1,009,696

# of Investments	43	41	38

TTM Average Cash Yield(1)(2)	21.4%	22.6%	28.8%
Annualized Cash Yield(2)	18.8%	17.9%	22.8%
Annualized GAAP Yield(2)	13.6%	13.6%	15.4%

Cumulative Cash Distributions	$939,048	$857,111	$695,865
% of Original Investment	63.8%	64.9%	53.6%

# of Underlying Collateral Loans	2,491	2,568	3,031
Total Asset Base of Underlying Portfolio	$19,254,846	$19,867,965	$18,529,331

Prospect TTM Default Rate	0.75%	1.05%	1.37%
Broadly Syndicated Market TTM Default Rate	1.54%	1.49%	1.97%
Prospect Default Rate Outperformance vs. Market	0.79%	0.44%	0.60%

(1)	Calculation based on fair value.

(2)	Excludes deals in the process of redemption as of June 30, 2017.

To date, we have exited seven structured credit investments totaling $153.6 million with an average realized IRR of 16.8% and cash on cash multiple of 1.42 times.

Since August 29, 2016 (the date of our June 2016 earnings release), 18 of our structured credit investments have completed refinancings to reduce their liability spreads, and four additional structured credit investments have completed multi-year extensions of their reinvestment periods (also at reduced liability spreads). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

To date during the September 2017 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
September 30, 2017

Total Originations	$41,986

Syndicated Debt	43%
Online Lending	38%
Third-Party Sponsor Deals	12%
Real Estate	7%

Total Repayments	$141,960

LIQUIDITY AND FINANCIAL RESULTS
The following table summarizes key leverage statistics at June 30, 2017, March 31, 2017, and June 30, 2016:

All amounts in $000’s	As of June 30, 2017	As of March 31, 2017	As of June 30, 2016
Net of Cash Debt to Equity Ratio	70.5%	75.6%	69.6%
% of Assets at Floating Rates	90.4%	90.7%	91.0%
% of Liabilities at Fixed Rates	99.9%	99.9%	99.9%

Unencumbered Assets	$4,546,147	$4,611,293	$4,892,542
% of Total Assets	73.7%	74.9%	78.0%

We repaid our $167.5 million August 2016 convertible notes at maturity. We have refinanced (or provided notice to call) a majority of our debt maturing in less than one year as follows:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2022 Notes	$225,000	4.95%	July 2022
Repurchases
2017 Notes	$78,766	5.375%	October 2017
2018 Notes	$114,581	5.75%	March 2018
Prospect Capital InterNotes®	$139,477	3.75% - 5.85%	December 2017 - September 2019

For the remainder of calendar year 2017, we have liability maturities of $60.6 million.

On August 29, 2014, we renegotiated and closed an expanded five and a half year revolving credit facility (the “Facility”), summarized as follows:

All amounts in $000’s	As of June 30, 2017

Total Extended Commitments	$885,000
Total Commitments with Accordion Feature	$1,500,000
Interest Rate on Borrowings	1M LIBOR + 225 bps (no floor)
Moody’s Rating	Aa3

We have diversified our counterparty risk. At June 30, 2017, 21 institutional lenders were committed to the Facility compared to five lenders at June 30, 2010, one of the most diversified bank groups in our industry. The revolving period of the Facility extends through March 2019, with an additional one-year amortization period to March 2020, with distributions allowed after the completion of the revolving period. We currently have no borrowings drawn under our Facility.
We have eight separate unsecured debt issuances aggregating $1.7 billion outstanding, not including our program notes, with maturities ranging from October 2017 to June 2024. At June 30, 2017, $980.5 million of program notes were outstanding with staggered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Tuesday, August 29, 2017 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to September 29, 2017, call 877-344-7529 passcode 10111573. The call will be available prior to September 29, 2017 on Prospect’s website, www.prospectstreet.com. For copies of our corporate presentation, our recent shareholder letter, and our performance data please see http://shareholder.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	June 30, 2017	June 30, 2016

Assets
Investments at fair value:
Control investments (amortized cost of $1,840,731 and $1,768,220, respectively)	$1,911,775	$1,752,449
Affiliate investments (amortized cost of $22,957 and $10,758, respectively)	11,429	11,320
Non-control/non-affiliate investments (amortized cost of $4,117,868 and $4,312,122, respectively)	3,915,101	4,133,939
Total investments at fair value (amortized cost of $5,981,556 and $6,091,100, respectively)	5,838,305	5,897,708
Cash	318,083	317,798
Receivables for:
Interest, net	9,559	12,127
Other	924	168
Prepaid expenses	1,125	855
Due from Affiliate	14	—
Deferred financing costs on Revolving Credit Facility	4,779	7,525
Total Assets	6,172,789	6,236,181

Liabilities
Revolving Credit Facility	—	—
Prospect Capital InterNotes®	966,254	893,210
Convertible Notes	937,641	1,074,361
Public Notes	738,300	699,368
Due to Prospect Capital Management	48,249	54,149
Interest payable	38,630	40,804
Dividends payable	30,005	29,758
Due to Prospect Administration	1,910	1,765
Accrued expenses	4,380	2,259
Other liabilities	2,097	3,633
Due to broker	50,371	957
Total Liabilities	2,817,837	2,800,264
Commitments and Contingencies	—	—
Net Assets	$3,354,952	$3,435,917

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 360,076,933 and 357,107,231 issued and outstanding, respectively)	$360	$357
Paid-in capital in excess of par	3,991,317	3,967,397
Accumulated overdistributed net investment income	(54,039)	(3,623)
Accumulated net realized loss	(439,435)	(334,822)
Net unrealized loss	(143,251)	(193,392)
Net Assets	$3,354,952	$3,435,917

Net Asset Value Per Share	$9.32	$9.62

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2017	2016	2017	2016
Investment Income
Interest income:
Control investments	$41,953	$53,242	$177,496	$207,377
Affiliate investments	297	0	297	896
Non-control/non-affiliate investments	84,777	81,277	342,696	347,132
Structured credit securities	33,538	40,301	148,228	176,213
Total interest income	160,565	174,820	668,717	731,618
Dividend income:
Control investments	1,000	1,389	5,250	26,435
Non-control/non-affiliate investments	99	50	429	66
Total dividend income	1,099	1,439	5,679	26,501
Other income:
Control investments	1,721	15,092	11,470	22,528
Non-control/non-affiliate investments	3,317	1,687	15,180	11,326
Total other income	5,038	16,779	26,650	33,854
Total Investment Income	166,702	193,038	701,046	791,973
Operating Expenses
Base management fee	30,647	30,811	122,874	126,523
Income incentive fee	17,419	22,842	76,520	92,782
Interest and credit facility expenses	40,867	41,838	164,848	167,719
Allocation of overhead from Prospect Administration	3,475	3,533	13,246	12,647
Audit, compliance and tax related fees	1,412	(237)	5,088	4,428
Directors’ fees	116	97	454	379
Excise Tax	0	595	(1,100)	2,295
Other general and administrative expenses	3,088	2,192	13,034	14,072
Total Operating Expenses	97,024	101,671	394,964	420,845
Net Investment Income	69,678	91,367	306,082	371,128
Net Realized and Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	(66,099)	(5,413)	(65,915)	(5,406)
Affiliate investments	0	0	137	(14,194)
Non-control/non-affiliate investments	(31,017)	(767)	(30,528)	(4,817)
Net realized losses	(97,116)	(6,180)	(96,306)	(24,417)
Net change in unrealized gains (losses)
Control investments	117,754	(47,972)	86,817	(88,751)
Affiliate investments	2,407	(768)	553	(233)
Non-control/non-affiliate investments	(34,749)	58,400	(37,229)	(154,589)
Net change in unrealized gains (losses)	85,412	9,660	50,141	(243,573)
Net Realized and Change in Unrealized Losses from Investments	(11,704)	3,480	(46,165)	(267,990)
Net realized (losses) gains on extinguishment of debt	(6,806)	310	(7,011)	224
Net Increase in Net Assets Resulting from Operations	$51,168	$95,157	$252,906	$103,362
Net increase in net assets resulting from operations per share	$0.14	$0.27	$0.70	$0.29
Dividends declared per share	$(0.25)	$(0.25)	$(1.00)	$(1.00)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended June 30,			Year Ended June 30,
	2017		2016	2017		2016
Per Share Data
Net asset value at beginning of period	$9.43		$9.61	$9.62		$10.31
Net investment income(1)	0.19		0.26	0.85		1.04
Net realized and change in unrealized losses(1)	(0.05)		0.01	(0.15)		(0.75)
Distributions of net investment income	(0.25)		(0.25)	(1.00)		(1.00)
Common stock transactions(2)	—	(3)	(0.01)	—	(3)	0.02
Net asset value at end of period	$9.32		$9.62	$9.32		$9.62

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the year/period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuance and repurchases common stock, if any.

(3)	Amount is less than $0.01.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702